Exhibit 99.1

Source Capital, Inc. Announces Reorganization Date and Timing for Special Year-End Distribution

LOS ANGELES, November 19, 2024--- Source Capital, Inc. (NYSE: SOR) (the “Fund”), announced that it will reorganize into a Delaware Trust after the close of business on December 31, 2024, under the terms and conditions approved by shareholders at the Annual Meeting held in July 2024. Upon the reorganization, the Fund’s name will change to “Source Capital” but will continue to trade on the NYSE under the SOR ticker.

The Fund also announced that a special year-end distribution will be required for 2024. Due to the timing of the reorganization, the special year-end distribution will be declared at or near the end of December and paid in early January 2025. The distribution will be taxable in 2024 and is estimated to be approximately 1%-3% of net asset value. In future years, should a special year-end distribution be required, the Fund expects to return to its past practice of declaring and paying at the same time as the regular monthly distribution in December.

About Source Capital, Inc.

Source Capital, Inc. is a closed-end investment company managed by First Pacific Advisors, LP. Its shares are listed on the New York Stock Exchange under the symbol “SOR.” The investment objective of the Fund is to seek maximum total return for shareholders from both capital appreciation and investment income to the extent consistent with protection of invested capital. The Fund may invest in longer duration assets like dividend paying equities and illiquid assets like private loans in pursuit of its investment objective and is thus intended only for those investors with a long-term investment horizon (greater than or equal to ~5 years).

You can obtain additional information by visiting the website at fpa.com, by email at crm@fpa.com, toll free by calling 1-800-982-4372, or by contacting the Fund in writing.

Important Disclosures

Investments contain risk and may lose value. You should consider the Fund’s investment objectives, risks, and charges and expenses carefully before you invest.

Distributions may include the net income from dividends and interest earned by fund securities, net capital gains, or in certain cases it may include a return of capital. The Fund may also pay a special distribution at the end of a calendar year to comply with federal tax requirements. All mutual funds, including closed-end funds, periodically distribute profits they earn to investors. By law, if a fund has net gains from the sale of securities, or if it earns dividends and interest from securities, it must pass substantially all of those earnings to its shareholders or it will be subject to corporate income taxes and excise taxes. These taxes would, in effect, reduce investors' total return.

The Fund’s distributions in any period may be more or less than the net return earned by the Fund on its investments, and therefore should not be used as a measure of performance or confused with “yield” or “income.” A return of capital is not taxable; rather it reduces a shareholder’s tax basis in his or her shares of the Fund. If the Fund estimates that a portion of its distribution may be comprised of amounts from sources other than net investment income, the Fund will notify shareholders of the estimated composition of such distribution through a separate written Section 19 notice. Such notices are provided for informational purposes only, and should not be used for tax reporting purposes. Final tax characteristics of all Fund distributions will be provided on Form 1099-DIV, which is mailed after the close of the calendar year.

It is important to note that differences exist between the Fund’s daily internal accounting records and practices, the Fund’s financial statements prepared in accordance with U.S. GAAP, and recordkeeping practices under income tax regulations. Please see the Fund’s most recent shareholder reports for more detailed tax information.

The Fund’s distribution rate may be affected by numerous factors, including changes in realized and projected market returns, Fund performance, and other factors. There can be no assurance that a change in market conditions or other factors will not result in a change in the Fund’s distribution rate at a future time.

As with any stock, the price of the Fund’s common shares will fluctuate with market conditions and other factors. Shares of closed-end management investment companies frequently trade at a price that is less than (a “discount”) or more than (a “premium”) their net asset value. If the Fund’s shares trade at a premium to net asset value, there is no assurance that any such premium will be sustained for any period of time and will not decrease, or that the shares will not trade at a discount to net asset value thereafter.

The Fund’s portfolio statistics and performance as of the most recent quarter end are available by visiting the website at https://fpa.com/funds/overview/source-capital, by email at crm@fpa.com, toll free by calling 1-800-279-1241 (option 1), or by contacting the Fund in writing.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful under the securities laws of any such state. In the event of a tender offer, there may be tax consequences for a stockholder. For example, a stockholder may owe capital gains taxes on any increase in the value of the shares over your original cost.

Investments, including investments in closed-end funds, carry risks and investors may lose principal value. Capital markets are volatile and can decline significantly in response to adverse issuer, political, regulatory, market, or economic developments. It is important to remember that there are risks inherent in any investment and there is no assurance that any investment or asset class will provide positive performance over time. Value style investing presents the risk that the holdings or securities may never reach our estimate of intrinsic value because the market fails to recognize what the portfolio management team considers the true business value or because the portfolio management team has misjudged those values. In addition, value style investing may fall out of favor and underperform growth or other style investing during given periods. Non-U.S. investing presents additional risks, such as the potential for adverse political, currency, economic, social or regulatory developments in a country, including lack of liquidity, excessive taxation, and differing legal and accounting standards. Non-U.S. securities, including American Depository Receipts (ADRs) and other depository receipts, are also subject to interest rate and currency exchange rate risks.

Fixed income instruments are subject to interest rate, inflation and credit risks. Such investments may be secured, partially secured or unsecured and may be unrated, and whether or not rated, may have speculative characteristics. The market price of the Fund’s fixed income investments will change in response to changes in interest rates and other factors. Generally, when interest rates rise, the values of fixed income instruments fall, and vice versa. Certain fixed income instruments are subject to prepayment risk and/or default risk.

Private placement securities are securities that are not registered under the federal securities laws, and are generally eligible for sale only to certain eligible investors. Private placements may be illiquid, and thus more difficult to sell, because there may be relatively few potential purchasers for such investments, and the sale of such investments may also be restricted under securities laws.

The Fund may use leverage. While the use of leverage may help increase the distribution and return potential of the Fund, it also increases the volatility of the Fund’s net asset value (NAV), and potentially increases volatility of its distributions and market price. There are costs associated with the use of leverage, including ongoing dividend and/or interest expenses. There also may be expenses for issuing or administering leverage. Leverage changes the Fund’s capital structure through the issuance of preferred shares and/or debt, both of which are senior to the common shares in priority of claims. If short-term interest rates rise, the cost of leverage will increase and likely will reduce returns earned by the Fund’s common stockholders.

This material has been distributed for informational purposes only and should not be considered as investment advice or a recommendation of any particular security, strategy or investment product. No part of this material may be reproduced in any form, or referred to in any other publication, without express written permission.